Exhibit 10.3

March 10, 2006

Dr. Richard A. Hull

9517 Duxbury Lane

Los Angeles, CA 90034

Dear Richard:

This letter will confirm the following agreement and understanding between Regal One Corporation (“Regal” or “the Company”) and yourself with respect to the following:

It is the intent of both parties to engage your services in the capacity of President and COO of Regal.  In this capacity you will fulfill the duties, and act only with the authority, assigned to you by the Chairman and CEO and Board of Regal.

1)

Initially, you will be engaged as a part-time consultant through The Metaphase Group, Inc (“MPG”) on a month by month basis, commencing March 1, 2006.

a)

A professional fee of five thousand dollars ($5,000) per month shall be paid by Regal to MPG for your services.  This sum will accrue at no interest and not be paid until Regal has raised over $500,000 in new capital.

b)

Regal shall pay MPG a sum of fifteen thousand dollars ($15,000) for services rendered to date.  As above, this sum will not be due to be paid until Regal has raised over $500,000 in new capital.

c)

Regal agrees to reimburse all pre-approved expenses incurred by you on the Company’s behalf.

d)  MPG agrees to provide the services of Richard Hull to assist Regal in the duties assigned to him.

2)

Regal agrees to grant you and/or your assigns a non-qualified stock option (the “Option”) to purchase five hundred thousand (500,000) Regal common shares at a price of fifty cents ($0.50) per share.

a)

The Option shall vest over the next two (2) years according to the following schedule:

i)

Two hundred thousand (200,000) options shall vest upon Board and shareholder approval of the Option.

11300 West Olympic Blvd, Suite 800, Los Angeles, CA

ii)

Fifty thousand (50,000) options shall vest upon Regal raising over $500,000 in new capital.

iii)

Fifty thousand (50,000) options shall vest upon the successful completion of the Neuralstem SB-2 registration.

iv)

Fifty thousand (50,000) options shall vest upon the successful completion SB-2 registration of the second Regal client.

iv)

Fifty thousand (50,000) options shall vest upon the successful completion of the SB-2 registration of the third Regal client.

iv)

Fifty thousand (50,000) options shall vest upon March 7, 2007, should you still be employed in any capacity with Regal.

v)

Fifty thousand (50,000) options shall vest upon March 7, 2008, should you still be employed in any capacity with Regal.

b)

The vested portion of the Option shall be exercisable, in whole or in parts, for ten (10) years commencing on March 7, 2006 and ending on March 7, 2016.

c)

REGAL agrees to register and maintain registration of the shares underlying the Option.  In the event the shares underlying the Option are not currently registered with the SEC, Regal agrees to include these shares in its next registration statement (except in connection with an offering on Form S-8 or S-4 or any other inappropriate form) at the earliest possible date, such registration to be accomplished at no cost to you, and maintained by Regal until such time as you chooses to convert or until March 7, 2016.

3)

Within sixty (60) days of raising over $500,000 in new capital, Regal and you agree that you will enter into a mutually agreeable employment agreement with provisions that cover base compensation, incentive plans (stock options and otherwise), and containing terms and conditions that are customary to your position.

4)

Regal agrees to maintain Directors and Officers Insurance for the duration that you are retained as a consultant to the Company, and for the duration that you are employed by the Company.  Regal also hereby agrees and consents at its sole cost and expense to indemnify, defend and hold you harmless from and against all claims and liabilities arising from the performance of your duties with Regal, provided that you have not acted in gross or willful neglect of your duties and provided that you agree to provide Regal with reasonable assistance in defending, settling or compromising such claims and liabilities.

5)

Each person executing this Agreement has the full right, power, and authority to enter into this Agreement on behalf of the party for whom they have executed this Agreement, and the full right, power, and authority to execute any and all necessary instruments in connection with this Agreement, and to fully bind such party to the terms and conditions and obligations of this Agreement.

6)

This Agreement, together with any and all exhibits, shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and written agreements and discussions between or among any of them.  The parties hereto acknowledge and agree that there are no conditions, covenants, agreements and understandings

Hull Agreement – March 10, 2006

between or among any of them except as set forth in this Agreement.  This Agreement may be amended only by a further writing signed by all parties hereto.

7)

This Agreement may be executed either as a single document or in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Execution of this Agreement by facsimile signature shall be acceptable, and each party agrees to provide the original executed pages to the other party within 10 days.

Sincerely yours,

____________________________

___________________________

By: Carl Perry

By: Neil Williams

Regal One Corporation, Independent Director

Regal One Corporation, Independent Director

Accepted by:

____________________________          Date: ________________

Richard A. Hull

Accepted By:

____________________________          Date: ________________

Richard A. Hull

The Metaphase Group, Inc., CEO